EXHIBIT 99.1

[HOSPITALITY PROPERTIES TRUST LETTERHEAD]

September 14, 2010

Wells Fargo Bank, N.A., as Agent

301 S. College Street

Charlotte, North Carolina 28288

Mail Code: D1053-04R

Attention:  Anand Jobanputra

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of May 23, 2005, as heretofore amended (the “Credit Agreement”), by and among Hospitality Properties Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), as Agent (the “Agent”) and the other parties thereto.  Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Pursuant to Section 2.15 of the Credit Agreement, the undersigned hereby requests that the Agent and the Lenders extend the Termination Date of the Credit Agreement by one year (to October 24, 2011).  The Borrower acknowledges that the extension of the Termination Date remains subject to satisfaction of the conditions set forth in Section 2.15 of the Credit Agreement (including the payment of the extension fee pursuant to Section 3.6(d) on or prior to the existing Termination Date).

HOSPITALITY PROPERTIES TRUST

By:	/s/ Mark L. Kleifges
Mark L. Kleifges
Treasurer and Chief Financial Officer

Receipt acknowledged as of the date first set forth above:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Agent

By:	/s/ Anand Jobanputra
Anand Jobanputra
Vice President